SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                September 22, 2005
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                          DELTA PETROLEUM CORPORATION
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter


         Colorado                  0-16203                 84-1060803
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                                  Suite 4300
                                370 17th Street
                             Denver, Colorado, 80202
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (303) 293-9133
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 22, 2005 Delta Petroleum Corporation (the "Company") executed stock purchase agreements for the sale of 5,405,418 shares of its common stock to certain institutional investors at a price of $18.50 per share in a private placement that will raise approximately $95 million in net proceeds to the Company. The proceeds will be used to finance the previously announced acquisition of assets from Savant Resources, LLC and to fund drilling activities on the Company's properties. The Company engaged JP Morgan Securities, Inc. and Coker, Palmer, Phillips & Mullen, Inc. as placement agents for the transaction. The stock purchase agreements are subject to normal closing contingencies. Closing of the private placement is expected to occur on or before September 30, 2005.









                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  September 26, 2005             By:/s/ Kevin K. Nanke
                                         -----------------------------
                                         Kevin K. Nanke, Treasurer
                                         and Chief Financial Officer